CONSULTING AGREEMENT
                              --------------------


            This Consulting Agreement (this "Agreement") entered into and effective as of November 1, 2002 (the "Effective Date"), is between FPIC Insurance Group, Inc. ("FPIC"), a Florida corporation, and David L. Rader ("Consultant"). FPIC and Consultant may hereinafter be referred to individually as the "Party" and together as the "Parties."


                                   WITNESSETH:

            WHEREAS, FPIC recognizes that Consultant has experience, knowledge and background that are valuable in the operation of its and its affiliates' professional liability insurance business; and

            WHEREAS, Consultant has resigned his positions and employment, as of November 1, 2002, as Director, President and Chief Executive Officer of First Professionals Insurance Company, Inc. ("First Professionals"), as Director of Anesthesiologists Professional Assurance Company ("APAC"), as Director of Employers Mutual, Inc. ("EMI"), as Director of FPIC Insurance Agency, Inc. ("Agency"), and as Director of The Tenere Group, Inc. ("Tenere"), each such resignation being evidenced by a Letter of Resignation; and

            WHEREAS, subject to the terms and conditions hereinafter set forth, FPIC desires to retain the services of Consultant as an independent contractor, and not as an employee, and Consultant is willing to make his services available to FPIC as a consultant, acting as an independent contractor and not as an employee, subject to the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, the Parties agree as follows:


                                    AGREEMENT
                                    ---------

            The Parties hereby acknowledge and agree that this Agreement fully replaces in their entirety any employment agreements or related agreements heretofore in effect between the Parties, including the Employment Agreement dated May 1, 2000 between the Parties, as amended and extended from time to time (all such previous employment and related agreements together hereinafter referred to as the "Employment Agreements") and the Parties hereby further acknowledge and agree that neither Party has any future obligations under such Employment Agreements, and further in consideration of the foregoing, and of the mutual promises set forth herein, and intending to be legally bound, the Parties hereto agree as follows:


1.          Consultant Engagement.
            ---------------------

            a. Agreement to Retain. FPIC hereby agrees to engage Consultant, effective as of November 1, 2002, to render, as an independent contractor, consulting services on such projects or programs as directed from time-to-time by the President of FPIC, or his designee. While Consultant will have no set schedule or required hours of services, Consultant shall devote such time, attention and energy to the business and affairs of FPIC as necessary for the satisfactory completion of the services as set forth herein, which days shall not exceed ten business days per month. Notwithstanding any other provision of this Agreement, in performing services under this Agreement, Consultant shall report solely to the President of FPIC or his designee until otherwise directed by the President of FPIC.

            b. Acceptance. Consultant hereby accepts the engagement to provide consulting services to FPIC on the terms and conditions set forth herein. Consultant will personally perform these consulting services.

2.          Compensation and Other Benefits.
            -------------------------------

            a. Compensation. Subject to the termination provisions set forth in Section 3 below, in consideration of the premises and Consultant's agreement to enter into this Agreement and the performance of the consulting services, more particularly described herein, FPIC hereby agrees to pay Consultant a monthly fee for each of the twenty months of the term of this Agreement, as set forth in Section 3 below, in the amount of Nineteen Thousand United States Dollars (US $19,000.00) per month, payable in arrears, due on the last day of each calendar month, commencing with the end of the first month following the Effective Date.

            b. Cellular Phone. In addition, Consultant shall be entitled to use of the cellular telephone and telephone number
                  (904) 612-3300, previously provided to Consultant by First Professionals for his use during his prior employment, at the expense of FPIC, until the termination of this Agreement.

            c. Automobile Allowance. During the term of this Agreement, FPIC shall pay Consultant $2,000.00 per month as an allowance for automobile and automobile expenses. FPIC also agrees to pay Consultant a one-time payment for automobile expenses of $5,000.00, payable prior to November 15, 2002. Consultant agrees that the payment of such amounts constitutes compensation under this Agreement and further agrees to assume responsibility for all taxes due and payable as a result of such taxable event; and notwithstanding any other provisions of this Agreement, in the event of early termination of this Agreement, Consultant acknowledges that payment of such monthly amounts will be immediately discontinued.

            d. Travel Expenses. FPIC shall reimburse Consultant for reasonable travel expenses incurred in providing the consulting services provided for under this Agreement.

            e. Office Space. Consultant acknowledges that FPIC will not provide Consultant office space or administrative support.

            f. Benefits. FPIC shall provide Consultant a complete accounting of all retirement benefits to which he is entitled as a result of his resignation of his positions and employment effective as of November 1, 2002, including vested balances in FPIC's qualified retirement plans (defined contribution (401K) plan and defined benefit plan), an accounting of payroll deductions under FPIC's Employee Stock Purchase Plan, and an accounting of stock option grants under FPIC's Omnibus Incentive Plan. FPIC shall assist Consultant where appropriate in rolling funds into personal IRA accounts.

            g. Other Remuneration. Consultant acknowledges that he will not receive any additional wages, bonuses, vacation, severance or any other form of remuneration or benefits of any nature as a result of his previous status as an employee of FPIC.

3.          Term and Termination.
            --------------------

            a. Term. FPIC shall retain Consultant and Consultant shall render consulting services to FPIC for a period of twenty (20) months, commencing as of November 1, 2002; provided, however, that this Agreement may be terminated prior to such time (and therefore, the amounts payable as described in Section 2 above shall not be paid) if any one of the following shall occur:

                        (i) Consultant refuses to perform in a timely manner the consulting services described in
                                Section 1 above, and Consultant shall have failed to cure the same to the reasonable satisfaction of FPIC within twenty (20) days after receiving notice of or otherwise knowing of any such refusal; or

                        (ii) Consultant fails to perform in a reasonably satisfactory manner any material consulting services described in Section 1 above, and Consultant shall have failed to cure the same to the reasonable satisfaction of FPIC within thirty (30) days after receiving notice of or otherwise knowing of any such failure; or

                        (iii) Except as provided in clause (iv) below, Consultant is in breach of any other provisions of this Agreement, and Consultant shall have failed to cure the same to the reasonable satisfaction of FPIC within thirty (30) days after receiving notice of or otherwise knowing of any such breach; or

                        (iv)    Consultant is in breach of any provisions of
                                Section 5, 7 or 8 of this Agreement.

            b. Amendments. This Agreement shall continue under the terms and conditions set forth herein until terminated as set forth above. This Agreement may be amended or modified only by a written instrument executed by each of the Parties that states specifically that it is intended to amend or modify this Agreement.

            c. Renewal. This Agreement shall terminate under the terms and conditions set forth herein. This Agreement may be renewed only by a written instrument executed by each of the Parties that states specifically that it is intended to renew the Agreement at the end of its term.

            d. Termination Due to Disability or Death. Consultant hereby agrees that disability for a period of sixty (60) days or more or death of Consultant during the term of this

                  Agreement shall cause termination of this Agreement and cessation of any obligations of FPIC hereunder, including any future payment obligations.

4.          Independent Contractor.
            ----------------------

            Consultant is retained by FPIC only for the purpose and to the extent herein set forth and Consultant's relationship to FPIC shall, during the period of Consultant's services hereunder, be that of an independent contractor under a "work for hire" arrangement. All work product developed by Consultant in performance of his duties under this Agreement shall be deemed owned and assigned to FPIC. This Agreement is not authority for Consultant to act for FPIC as its agent or to bind or make commitments for FPIC or its affiliates. Consultant will not be eligible for any employee benefits, nor will FPIC make deductions from fees to the Consultant for taxes, insurance, bonds or the like. Consultant retains discretion in performing the tasks assigned, within the scope of work specified.

5.          Noncompetition.
            --------------

            a. Confidential Information. FPIC and its affiliates own and have developed and compiled, and will develop and compile, certain trade secrets, proprietary techniques and other confidential or proprietary information that have value to its business, hereinafter referred to as "Confidential Information." This Confidential Information includes not only information disclosed to Consultant by FPIC and its affiliates, but also information developed or learned by Consultant during the course of his relationship with FPIC. FPIC acknowledges, however, that Consultant had extensive experience in and knowledge of insurance matters, particularly physician professional liability insurance, prior to his employment by FPIC.

                  Confidential Information shall include, by example, without limitation, the following:

                        (i) Trade secrets, computer software, programming methods, innovations, trademarks, data, formats, survey results, and research projects;

                        (ii) Information about costs, profits, markets, sales, claims, reserves, contracts, pending litigation and lists of current and prospective clients or insureds, agents, endorsees or agencies;

                        (iii) Business, marketing, advertising and strategic plans;

                        (iv) Forecasts, unpublished financial information, budgets, projections and pro-forma information, correspondence, analyses; and

                        (v) Employee personnel files and compensation information.

            For purposes of this Agreement, the term "affiliates" of a Party shall mean any person or entity controlling, controlled by or under common control with such Party.

            b. Consultant's Duty Regarding Confidential Information. Consultant hereby agrees that all Confidential Information owned, developed or compiled by FPIC or its affiliates and relating solely to FPIC or its affiliates is and shall continue to be the exclusive property of FPIC, whether or not prepared in whole or in part by Consultant or on behalf of the Consultant. Consultant shall not, at any time following the execution of this Agreement, divulge or disclose, directly or indirectly, in any manner, to any persons, corporations or other entities or use or cause or authorize any persons, corporation or other entities to use, any Confidential Information known to Consultant (not already or hereafter otherwise made public) about the affairs and business of FPIC or its affiliates, or make the same available to any person or entity without the prior written consent of the President of FPIC, or his designee, unless the Consultant is required to make such disclosure pursuant to a valid subpoena or court order or otherwise under applicable law. The provisions of this subparagraph b. shall be breached only if the disclosure of Confidential Information has caused or would cause material damage or material harm to FPIC or its affiliates.

            c. Remedies for Breach of Duty Regarding Confidentiality. Consultant understands and agrees that the covenants, restrictions and prohibitions against disclosure of Confidential Information in this Agreement are in addition to, and not in lieu of, any rights or remedies that FPIC or its affiliates may have available pursuant to the laws of any jurisdiction or at common law to prevent disclosure of trade secrets or proprietary information, and the enforcement by FPIC or its affiliates of their respective rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies that any of them may possess in law or equity absent this Agreement.

            d. Nondisclosure of Confidential Information Under Law. If Consultant is required to disclose any Confidential Information regarding FPIC or its affiliates pursuant to a valid subpoena or court order or otherwise under applicable law, Consultant will provide FPIC with written notice thereof, a reasonable time prior to such disclosure, if possible, so that FPIC may seek a protective order or other appropriate remedy.

            e. Nondisclosure of the Terms and Conditions of this Agreement. Consultant hereby agrees that he will not disclose or cause to be disclosed any of the terms or conditions of this Agreement, except that Consultant may disclose this Agreement to his spouse, personal attorney or tax preparer and as required by law or a court of competent jurisdiction. If Consultant breaches this confidentiality provision, FPIC may take any action authorized by law to enjoin further unauthorized disclosure and to remedy any damages caused by such breach.

            f. Restrictive Covenants. Consultant expressly agrees that during the term of this Agreement, Consultant shall not, without the prior written consent of the President of FPIC, directly or indirectly, own, operate, manage, have a proprietary interest of any kind in, extend financial assistance to, solicit, encourage or handle patronage for, be employed by or serve as a consultant, officer, director, employee, or in any other capacity for any person, corporation, company, partnership or other entity or organization in the medical professional liability insurance business in the states of Florida, Alabama, Arkansas, Georgia, New York, Pennsylvania, Ohio, Missouri or Kansas or the business of providing management or other insurance services in the states of Florida, Alabama, Arkansas, Georgia, New York, Pennsylvania, Ohio, Missouri or Kansas for or with respect to any medical professional liability insurer.

            g. Inadequacy of Remedy at Law. Consultant acknowledges and agrees that FPIC's or its affiliates' remedy at law from breach of his duty and obligations under this Section 5 may be inadequate, and agrees and consents that temporary and/or permanent injunctive relief may be entered enjoining him from breaching this Agreement and further agrees that any proceeding may be brought to enforce any provision of this Agreement without the requirement that FPIC prove actual damages as a result of the breach of this Agreement.

            h. Reasonable and Necessary Restrictions. Consultant acknowledges that the restrictions, prohibitions and other provisions of this Section 5 are reasonable, fair and equitable in scope, term and duration, are necessary to protect the legitimate business interests of FPIC, and are a material inducement to FPIC to enter into this Agreement.

            i. Enforceability. In the event that any restriction contained in this Section shall be held to be too broad or too long in duration to allow enforcement of such restriction to its full extent, then such restriction shall be enforced to the maximum extent permitted by law, and Consultant hereby consents and agrees that such scope or duration may be judicially modified accordingly in any proceeding brought to enforce such restriction.

6.          Duty to Surrender Materials.
            ---------------------------

            Within ten business days after written request by FPIC, Consultant will return to FPIC all materials of FPIC or any of its affiliates, including copies thereof, in his possession or control, including without limitation, all lists, books, records, data and other information concerning FPIC or its affiliates recorded, stored, maintained, or operated by electronic, mechanical or photographic process, whether computerized or not, all management studies, business or strategic plans, budgets, notebooks and all other printed, typed or written materials, documents and data, including data created from such materials by or on behalf of Consultant.

7.          Wrongful Inducement.
            --------------------

            Consultant hereby acknowledges and agrees that any attempt on his part to induce others to leave FPIC's employ or the employ of any affiliate thereof, or any efforts by Consultant to interfere with FPIC's relationships with its employees, or the relationships of any affiliate with its employees thereof, would be harmful and damaging to FPIC and its affiliates. Consultant expressly agrees that during the term of this Agreement and for a period of two (2) years after termination of this Agreement, Consultant will not, in any manner, directly or indirectly, or through any means, persons or entities:
            (i) induce or attempt to induce any employee of FPIC or any affiliate, to terminate his or her employment; (ii) interfere with or disrupt FPIC's or any affiliate's relationship with its employees; (iii) solicit, entice, take away or employ any person employed by FPIC or its


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

            affiliates; or (iv) induce or attempt to induce any party to terminate its relationship with FPIC or its affiliates, if such relationship is known to Consultant.

8.          Nondisparagement.
            ----------------

            a. Nondisparagement. During the term of this Agreement, Consultant shall not knowingly make materially false, disparaging, or derogatory statements of a material nature regarding FPIC or its affiliates or their current or former shareholders, directors, officers, employees, agents, policyholders or representatives.

            b. Mutuality. During the term of this Agreement, FPIC shall not knowingly make materially false, disparaging, or derogatory statements of a material nature regarding Consultant.

            c. Inquiries. Consultant agrees that he will not act as a spokesperson for FPIC or its affiliates unless instructed to do so by the President of FPIC, and that Consultant shall refer all business inquiries regarding FPIC or its affiliates to the President of FPIC or his designee in writing.

9.          Assignability.
            -------------

            Neither this Agreement nor the rights nor duties arising hereunder shall be assigned by either Party without the prior written consent of the other Party, except FPIC may assign its rights, obligations and responsibilities under this Agreement to (i) a successor or assign all of or substantially all of its business or assets or (ii) any corporation with which it merges or with which it may be consolidated.

10.         Binding on Successors.
            ---------------------

            This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, representatives and permitted assigns.

11.         No Waiver.
            ---------

            No provision of this Agreement shall be deemed waived by course of conduct unless such waiver is made in a writing signed by both Parties stating that it is intended specifically to modify this Agreement, nor shall any course of conduct operate or be construed as a waiver of any subsequent breach of this Agreement, whether of a similar or dissimilar nature.

12.         Superseding Agreement.
            ---------------------

            This Agreement supersedes any other agreements, either written or oral, that may have been made or entered into by the Parties (or by any director, officer, agent, or other representative of such Parties) relating to the matters contemplated hereby.


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

13.         Separable Provisions.
            --------------------

            In the event that any provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein and, in lieu of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible but still be legal, valid and enforceable.

14.         Governing Law.
            -------------

            This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the substantive laws of the State of Florida without regard to the principles of conflicts of laws.

15.         Counterparts.
            ------------

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.         Prevailing Party.
            ----------------

            In the event of a dispute under this Agreement, the prevailing Party shall be entitled to recover from the other Party its or his reasonable attorneys' fees and related costs (whether in preparation for or at trial, on appeal, in bankruptcy or otherwise).

17.         Entire Agreement.
            ----------------

            This Agreement contains the entire understanding and agreement between the Parties with respect to its subject matter and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof.

18.         Rights Cumulative.
            -----------------

            The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either Party (or by its successors), shall not preclude or waive its right to exercise any or all other rights and remedies.

19.         Remedies for Breach.
            -------------------

            The Parties agree that, in the event of breach or threatened breach of this Agreement, by either Party, the non-breaching Party shall have all remedies, including legal and equitable remedies, available under the law.


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

20.         Agreement to Perform Necessary Acts.
            -----------------------------------

            Consultant agrees to perform any further acts and to execute and deliver any further documents as may reasonably be necessary to further evidence or carry out the provisions of this Agreement.

21.         Compliance with Law.
            -------------------

            In connection with the services rendered hereunder, Consultant agrees to abide by all federal, state, and local laws, ordinances and regulations.

22.         Taxes.
            -----

            Consultant agrees to pay all applicable local, state and federal taxes arising from the compensation or benefits received by Consultant under this Agreement.

23.         Captions.
            --------

            The headings in this Agreement are for convenience only and do not affect the interpretation of this Agreement

24.         Interpretation.
            --------------

            No provision of this Agreement shall be construed against or interpreted to the disadvantage of either Party by any court, governmental or judicial authority by reason of that Party's having, or being deemed to have, structured, written, drafted or dictated such provisions.

25.         Consultant's Acknowledgement and Representation regarding
            ---------------------------------------------------------
            Consultation with Attorney.
            --------------------------

            Consultant hereby acknowledges and represents to FPIC that he engaged an attorney, having appropriate knowledge and expertise, to review this Agreement on his behalf and advise him with respect to this Agreement in advance of its execution.

26.         Survival.
            --------

            Notwithstanding any other provisions of this Agreement, the provisions of Sections 2g, 5 (except subparagraph f), 6, 7, 14, 16, 18, 19, 20, 22, 26 and 27 of this Agreement shall survive termination of this Agreement. In addition, notwithstanding any other provisions of this Agreement, the provisions of Sections 5, 7 and 8 of this Agreement and the remedies for the breach of Sections 5, 7 and 8 shall be in effect and apply from October 11, 2002, through October 31, 2002.

27.         Notices.
            -------

            All notices, demands, requests and other communications hereunder shall be in writing and shall be deemed to be duly given and shall be effective upon receipt if delivered by hand, or sent by certified United States mail, postage prepaid and return receipt requested or by prepaid overnight express service or by facsimile transmission with confirming answer back. Notices shall be sent to the Parties at the following addresses (or at such other addresses for a Party as shall be specified by like notice; provided that such notice shall be effective only upon receipt thereof):

            a.    If to FPIC:

                              Roberta Goes Cown, Corporate Counsel
                              FPIC Insurance Group, Inc.
                              225 Water Street, Suite 1400
                              Jacksonville, FL  32202

            b.    If to Consultant:

                              David L. Rader
                              P. O. Box 125
                              Satsuma, FL  32189

                  With copy to:

                              William L. Thompson, Jr., Esquire
                              2301 Park Avenue, Suite 404
                              Orange Park, FL  32073

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                       FPIC INSURANCE GROUP, INC.


/s/ Roberta Goes Cown                  /s/ John R. Byers
---------------------------            -----------------------------------------
Witness                                By:      John R. Byers
                                       Its:     Director, President and Chief
                                                Executive Officer



                                       CONSULTANT


/s/ William L. Thompson, Jr.           /s/ David L. Rader
----------------------------           -----------------------------------------
Witness                                David L. Rader





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